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                                                                    EXHIBIT 10.5


                          RESTRICTED STOCK CERTIFICATE


                                Non-transferable

                                    GRANT TO

                               ------------------


                      by LHC Group, Inc. (the "Company") of



           shares of its common stock, $0.01 par value (the "Shares")

pursuant to and subject to the provisions of the LHC Group, Inc. 2005 Non-Employee Directors Compensation Plan, which is a sub-plan of the LHC Group, Inc. 2005 Incentive Plan (the "Plan") and to the terms and conditions set forth on the following page (the "Terms and Conditions"). By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan.

         Unless sooner vested in accordance with Section 3 of the Terms and Conditions, the restrictions imposed under Section 2 of the Terms and Conditions will expire as to one-third of the Shares awarded hereunder on the Grant Date and on each of the first two anniversaries of the Grant Date, provided that Grantee is then still serving as a director of the Company:


         IN WITNESS WHEREOF, LHC Group, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

                                                 LHC GROUP, INC.


                                                 By:
                                                    ---------------------------
                                                     Its:  Authorized Officer


                                                 Grant Date:
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TERMS AND CONDITIONS

1. Grant of Shares. The Company hereby grants to the Grantee named on page 1 hereof ("Grantee"), subject to the restrictions and the other terms and conditions set forth in the Plan and in this award certificate (this "Certificate"), the number of shares indicated on page 1 hereof of the Company's $0.01 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee's service as a director of the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date of termination of service, and such Restricted Shares shall revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all shares of the Company's common stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.

3. Expiration and Termination of Restrictions. The restrictions imposed under
Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restricted Period"):

         (a) as to one-third of the Shares specified on page 1 hereof, on the Grant Date and on the first two anniversaries of the Grant Date, provided that Grantee is then still serving as a director of the Company; or

         (b) the date of termination of Grantee's service as a director of the Company due to his or her death, Disability or Retirement.

4. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws): "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Certificate between the registered owner of the shares represented hereby and LHC Group, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of LHC Group, Inc." Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee's designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange or the Nasdaq national market, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he may have under this Certificate, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock. In the event that for any reason Grantee shall have received dividends upon such stock after such forfeiture, Grantee shall repay to the Company any amount equal to such dividends.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the Shares then subject to this Certificate shall automatically be adjusted proportionately.

7. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Grantee may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee's gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from the award or any payment of any kind otherwise due to Grantee.

8. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

10. Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to LHC Group, Inc., 420 West Lafayette, LA 70503; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.